EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
     Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Gordon Ellis, President and Chief Executive Officer, certify that:
1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents Inc. as of April 30, 2007.

Date: June 13, 2007	/s/ GORDON ELLIS

Gordon Ellis
President and Chief Executive Officer